UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported: February 11, 2021

Washington Prime Group Inc.
(Exact name of Registrant as specified in its Charter)

Indiana	001-36252	046-4323686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 East Broad Street Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class of Security	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	WPG	New York Stock Exchange
7.5% Series H Cumulative Redeemable Preferred Stock, par value $0.0001 per share	WPGPRH	New York Stock Exchange
6.875% Series I Cumulative Redeemable Preferred Stock, par value $0.0001 per share	WPGPRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Led by the Board of Directors of Washington Prime Group Inc. (the “Company”), the Company has conducted a comprehensive review of its compensation program for its entire workforce to determine whether it continues to effectively incentivize and retain its employees in light of the unprecedented climate created by COVID-19 related market impacts. As a result of this review, the Company and its Board of Directors (the “Board”) have modified aspects of the Company’s compensation program. The Board and Compensation Committee, with the advice of their independent compensation consultant and legal advisors, determined that the historic compensation structure and performance metrics would not be effective in motivating and incentivizing the Company’s workforce. As a result, on February 11, 2021, given the current circumstances, the Board and the Company implemented a new compensation structure for 2021 for the Company’s senior executives (including our named executive officers), employees and non-employee directors described below.

Senior Executives and Named Executive Officers: The target variable compensation of certain senior employees (which is generally equal to their variable compensation for 2020), including our named executive officers and designated vice presidents, will be prepaid with an obligation to refund up to 100% of the compensation (on an after-tax basis) if certain conditions are not satisfied. The total amount paid to these 17 employees will be approximately $11.6 million. Our named executive officers’ target compensation will be earned 50% based on their continued employment for a period of up to 12 months and 50% based on achieving certain specified incentive metrics; provided that repayment of specified portions of the compensation will not be required in the event of certain qualifying terminations of employment, including death, disability or a termination of the executive by the Company for a reason other than “cause”.

Employees: To maintain the stability and continuity of our workforce and minimize distractions arising from the uncertainty associated with our compensation program, the Company’s annual incentive plan will be converted into an opportunity for our employees to receive cash retention payments earned on a quarterly basis over a 12-month period, subject to their continued employment. The Company and the Board believe the revised compensation program’s emphasis on retention is essential to keep employees engaged and focused on the tasks necessary to achieve the Company’s short- and long-term goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Washington Prime Group Inc.
(Registrant)
Date: February 12, 2021	/s/Robert P. Demchak Robert P. Demchak Executive Vice President, General Counsel & Corporate Secretary

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